UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section  13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):February 29, 2008

INTERSECTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive

Chantilly, Virginia 20151

(Address of Principal Executive Offices) (Zip Code)

(703)  488-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.          Termination of a Material Definitive Agreement

On February 29, 2008, Intersections Inc. (“Intersections”) received written notice from Discover Bank and Discover Products, Inc (collectively, “Discover”) that effective September 1, 2008, Discover was terminating the Agreement for Services Administration between Intersections Inc. and Discover Bank dated March 11, 2002, as amended, including the Omnibus Amendment dated December 22, 2005 (the “Omnibus Amendment”), which added Discover Products Inc as a party (collectively, the “Services Agreement”).

Pursuant to the Services Agreement, Intersections provides its credit monitoring services to customers of Discover. The Services Agreement provides that either party may terminate the agreement in its sole discretion at any time upon at least six months prior written notice. Upon termination of the Services Agreement, Intersections will cease providing services to Discover customers governed by that agreement. In 2007, Discover customers governed by the Services Agreement accounted for approximately 10% of the revenues of Intersections. The termination of the Services Agreement does not affect Intersections’ servicing of the customers obtained under the Agreement with Discover Financial Services, Inc., dated April 29, 2001 (the “DFS Agreement”). Discover customers governed by the DFS Agreement accounted for approximately 3% of the revenues of Intersections in 2007.

On February 29, 2008, Intersections filed a complaint for declaratory judgment in the Circuit Court for Fairfax County, Virginia. The complaint seeks a declaration that, if Discover uses for its own purposes credit report authorizations given by customers to Intersections or Discover, it will be in breach of the Services Agreement and Omnibus Amendment to the Services Agreement. Intersections contends that Discover or its new credit monitoring service provider must obtain new authorizations from the customers in order to provide credit monitoring services to them.

Intersections provides credit information to customers of Discover pursuant to contracts with credit reporting agencies. Under federal law and Intersections’ contracts with the credit reporting agencies, a customer must expressly authorize credit information to be retrieved before credit monitoring services may be provided to him or her. In the complaint, Intersections alleges that, under the Omnibus Amendment to the Services Agreement, the authorizations given by customers to Intersections or Discover were obtained solely on behalf of Intersections, for the sole purpose of enabling Intersections to provide its credit monitoring services.  Intersections alleges that reliance on the credit report authorizations by Discover or its new provider would be a breach of the Services Agreement and Omnibus Amendment thereto, and thus seeks a declaratory judgment to prevent Discover from committing a breach of the parties’ contract.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2008

INTERSECTIONS INC.

By:	/s/ Madalyn Behneman
	Name: Title:	Madalyn Behneman Principal Financial Officer